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                                                            EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

United States Securities
and Exchange Commission
Washington, D.C.


Dear Sirs:

I have issued my report dated January 6, 2003 accompanying the financial statements of NANNACO, Inc. appearing in the 2002 Annual Report of the Company included in Form 10-K for the year ended September 30, 2002, which is incorporated by reference in this Registration Statement of the aforementioned reports and to the use of my name as it appears under the caption "Experts".

                                                Sincerely yours,

                                                /s/ James J. Taylor
                                                ---------------------------
                                                James J. Taylor,
                                                Certified Public Accountant